Exhibit 10.3

FORESTAR GROUP INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Amendment No. 1

This Amendment No. 1 (this “Amendment”) to the Forestar Group Inc. Supplemental Executive Retirement Plan (the “Plan”) is made by the Board of Directors (the “Board”) of Forestar Group Inc. (the “Company”), as follows:

WHEREAS, the Company sponsors the Plan for benefit of its eligible employees;

WHEREAS, the Board has authority to effectuate amendments to the Plan; and

WHEREAS, the Board desires to amend the Plan, as set forth below, to reflect the current name of the Company and to revise a definitional cross reference to the Forestar Group Inc. Savings and Retirement Plan (the “Retirement Plan”) that is no longer applicable due to a recent restatement of the Retirement Plan.

NOW, THEREFORE, the Board hereby amends the Plan as follows:

1. Change References to the Company. Each and every reference within the Plan to “Forestar Real Estate Group Inc.” is hereby replaced with “Forestar Group Inc.”

2. Eliminate a Certain Cross-Reference to the Retirement Plan. The reference in Section 5.2(b) of the Plan to “the U.S. Treasury Fund (within the meaning of the Retirement Plan)” is hereby replaced with “the S&P/BGCantor 7-10 Year U.S. Treasury Bond Index 1 Year Annualized Return”.

3. Effect on the Plan. Except as otherwise set forth in this Amendment No. 1, the Plan shall remain in full force and effect.

4. Effective Date of this Amendment. This Amendment shall become effective as of November 13, 2012.